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                                                                    EXHIBIT 23.6


                  CONSENT OF BROOKS, HOUGHTON & COMPANY, INC.


    We hereby consent to the inclusion of our opinions to the Board of Directors of Octagon, Inc. ("Octagon"), stating that the Merger (as defined in the Proxy Statement/Prospectus) is fair to Octagon's stockholders from a financial point of view, in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of Conversion Technologies International, Inc. (Registration No. 333-20075), and to the use of our name therein. We do not, however, admit that we are experts within the meaning of Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.



                                BROOKS, HOUGHTON & COMPANY, INC.

                                By:  /s/ STEVEN BROOKS
                                     -----------------------------------------
                                     Name: Steven Brooks
                                     Title: Managing Director



Date: March 27, 1997